Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-189266 on Form S-4 of our report dated March 4, 2013, relating to the financial statements and financial statement schedule of Trulia, Inc. appearing in the prospectus, which is part of this registration statement.

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

July 8, 2013